Exhibit 3.171

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 08/25/2000
001432296 - 3279845

CERTIFICATE OF FORMATION

OF

RELIANT ENERGY RETAIL HOLDINGS, LLC

This Certificate of Formation of Reliant Energy Retail Holdings, LLC (the “Company”) is being executed and filed by the undersigned authorized person for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code § 18-101 et seq.).

ARTICLE I

The name of the Company is Reliant Energy Retail Holdings, LLC.

ARTICLE II

The address of the registered office of the Company in the County of New Castle, State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent of the Company at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on August 25, 2000.

Authorized Person

/s/ Richard B. Dauphin
Name: Richard B. Dauphin

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 02/05/2003
030077855 - 3279845

Certificate of Amendment to Certificate of Formation

of

RELIANT ENERGY RETAIL HOLDINGS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is RELIANT ENERGY RETAIL HOLDINGS, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on December 6, 2002.

/s/ Hugh Rice Kelly
Hugh Rice Kelly, Authorized Person

DE LL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

CERTIFICATE OF AMENDMENT

OF

RELIANT ENERGY RETAIL HOLDINGS, LLC

1. The name of the limited liability company is: Reliant Energy Retail Holdings, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Reliant Energy Retail Holdings, LLC., this 1st day of May, 2009.

RELIANT ENERGY RETAIL HOLDINGS, LLC

By:	/s/ Lynne Przychoozki
Lynne Przychoozki
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:00 PM 05/01/2009
FILED 02:26 PM 05/01/2009
SRV 090420553 - 3279845 FILE